Exhibit 99.1
652 Albany Shaker Road, Albany, NY 12211
News Release
FOR IMMEDIATE RELEASE:
Pioneer Bancorp, Inc. Appoints Michael T. Keegan to its Board of Directors
Albany, N.Y. – July 23, 2026 – Pioneer Bancorp, Inc. (“Pioneer”) (NASDAQ: PBFS), a leading financial institution in New York’s Capital Region, today announced the appointment of Michael T. Keegan to its Board of Directors.
Mr. Keegan is a recently retired banking executive with more than four decades of executive leadership experience in commercial banking, community banking, strategic growth, and community development. He most recently served as Senior Executive Vice President and Head of Community Banking at M&T Bank, where he was responsible for advancing community engagement and market-level strategies across the bank's footprint. Mr. Keegan retired from M&T Bank in 2025 after 31 years of service, concluding a distinguished career marked by leadership, community engagement, and a strong commitment to regional economic development. Mr. Keegan is a Co-Founder of In Medio Advisors, LLC and a Partner in Innovative Micro Grid Technologies.
"We are thrilled to have Mike join our board of directors," said Thomas Amell, President and CEO of Pioneer. "His extensive banking expertise, commitment to community engagement, and deep understanding of our regional market will provide a valuable perspective as we continue to execute our long-term growth strategy and serve our customers, communities and shareholders. Mike is widely respected throughout the banking industry and the Capital Region business community."
"Strong financial institutions create lasting value when they remain focused on the communities they serve while continuing to adapt and grow," said Mr. Keegan. "Pioneer has demonstrated that balance throughout history, and I am honored to contribute to that mission as a member of the Board of Directors."
Prior to joining M&T Bank in 1994, Mr. Keegan held positions with HSBC, Fleet Bank, and Farm Credit Bank. He earned a bachelor's degree from the University of Massachusetts Amherst and an MBA from Union College. Throughout his career, he has been actively involved in numerous civic, educational, and business organizations.
Mr. Keegan is expected to be appointed to the Audit and Compensation Committees of Pioneer’s Board of Directors.  Mr. Keegan has also been appointed to the Boards of Trustees/Directors of Pioneer Bancorp, MHC and Pioneer Bank, National Association.
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About Pioneer
Pioneer Bancorp, Inc. (“Pioneer”) is a financial holding company with more than $2 billion in assets that provides diversified financial services through its subsidiaries. Pioneer’s subsidiary, Pioneer Bank, National Association and its subsidiaries, with 23 offices in the Capital Region of New York State, offers a broad array of banking, insurance, employee benefit, human resources consulting, and wealth management services to individuals, businesses, and municipalities. Pioneer’s subsidiary, Targeted Lending Co., LLC, through its originator-centric equipment finance platform provides financing solutions nationwide for essential income-producing equipment to small and mid-sized businesses across diverse industries. Pioneer’s subsidiary, Pioneer Capital Markets, Inc., is a FINRA-registered broker-dealer focused on municipal bond trading. For more information on Pioneer, please visit www.pioneerny.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.” Pioneer’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. No assurance can be given that the future results covered by forward-looking statements will be achieved. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including those discussed in our annual report on Form 10-K for the year ended December 31, 2025, under the heading “Risk Factors” and other filings made with the SEC, including our quarterly reports on Form 10-Q. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, Pioneer does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

For additional information contact:
Patrick J. Hughes
Executive Vice President and Chief Financial Officer
(518) 730-3025
InvestorRelations@pioneerny.com